UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 6, 2008
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 7 – Regulation FD
Item 7.01. Regulation FD Disclosure.
Filing of Form S-4 Registration Statement
Previously, on April 30, 2008, Stone Energy Corporation (“Stone”) announced that Stone, Stone Energy Offshore, L.L.C., a wholly-owned subsidiary of Stone (“Merger Sub”), and Bois d’Arc Energy, Inc. (“Bois d’Arc”) had entered into a merger agreement, pursuant to which Bois d’Arc will merge with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of Stone, with Stone and Merger Sub each surviving the merger and Stone continuing its corporate existence (together, these transactions are referred to herein as the “merger”), subject to the terms and conditions of the merger agreement. On June 6, 2008, Stone filed a Form S-4 Registration Statement with the Securities and Exchange Commission (the “SEC”), including a joint proxy statement/prospectus in furtherance of the merger. The Form S-4 contains information about Stone, Bois d’Arc, the merger and the combined operations of Stone following the merger, assuming the approval of the issuance of shares of Stone common stock in the merger by Stone shareholders, the approval of the merger by the Bois d’Arc stockholders and the satisfaction or waiver of the other conditions to the merger.
These materials are not a substitute for the registration statement filed with the Securities and Exchange Commission in connection with the proposed merger, or the joint proxy statement/prospectus. The Form S-4 has not yet been declared effective by the SEC. Investors are urged to read the joint proxy statement/prospectus which contains important information, including detailed risk factors, when it becomes available. The joint proxy statement/prospectus and other documents that will be filed by Stone and Bois d’Arc with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request to Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, Attention: Investor Relations; or by directing a request to Bois d’Arc Energy, Inc., 600 Travis Street, Suite 5200, Houston, TX 77002, Attention: Investor Relations.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: June 9, 2008	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer